UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☒ Soliciting Material Pursuant to §240.14a-12

FORGE GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following e-mail was sent by Kelly Rodriques, the Chief Executive Officer of Forge Global Holdings, Inc. (“Forge”), to Forge employees on November 6, 2025.

Team Forge,

Today marks a defining moment in Forge’s journey: The Charles Schwab Corporation has agreed to acquire Forge Global in an all-cash transaction.

By joining Schwab, we’re combining the leading private market platform with one of the world’s most trusted names in investing. Together, we’ll create the industry’s most comprehensive, transparent, and scalable private markets platform.

What this means for you

First, it means that the work you do matters. Schwab’s interest in Forge is a direct reflection of the impact we’ve made and the quality of the technology, data and relationships we’ve built.

It also means opportunity. As part of Schwab, Forge will have the scale, resources and reach to bring our products, insights and innovation to a far broader audience — faster than we could on our own.

That said, I want to acknowledge something important: change, even exciting change, can feel uncertain. We don’t yet have all the answers about what this will mean for every team or role. The transaction will take time to close, and we’ll keep you informed at every step.

Why this is a moment to be proud

For more than a decade, Forge has led the way in solving the hard problems that have kept the private market out of reach for so many. We pioneered new frameworks, new ways of valuing private company shares, new pricing mechanisms, new product experiences, new fund structures, and so much more that have pushed this market forward. And along the way we built the leading broker network in the business and created trusted relationships with private companies — providing capital and liquidity solutions that align the interests of shareholders, employees, and investors. Now, with Schwab, we have the opportunity to apply that foundation on a global scale and make the private market work better for everyone.

What this means for Forge

Schwab came to us because of what makes Forge unique: our technology platform, our proprietary data, our market leadership and the incredible team behind it all.

With Schwab’s reach — 46 million client accounts and more than $11 trillion in client assets — and Forge’s technology and expertise, we’ll accelerate access to private markets in ways that were never possible before. Schwab’s strategy to deliver integrated private-market capabilities aligns perfectly with Forge’s mission to make private markets more efficient, transparent, and accessible.

When we said we will integrate Forge in the places investors already know and trust – that’s Schwab.

What this means for private companies and investors

Together, we’ll redefine how private markets operate — how companies raise capital, how employees access liquidity, and how investors participate in the innovation economy. Private companies will gain new options to attract capital, provide liquidity to shareholders and employees, and manage equity programs more efficiently. Investors — from institutions to individual clients — will gain new ways to access this asset class through trusted channels, our custody accounts, and thoughtfully designed products.

What happens next

The transaction is expected to close in the first half of 2026, subject to regulatory and shareholder approvals and satisfaction of other customary closing conditions. Until then, it’s business as usual — same mission, same commitment to our clients, partners and each other.

We’ll host two all-hands meetings later today to accommodate our workforce all over the globe to talk through the announcement, answer your questions, and share more about what to expect. Those will be held at 9:15am ET / 6:15am PT and 1:15pm ET / 10:15am PT. You can join whichever is more convenient for you.

Forge has always been driven by a bold vision — to bring access, transparency, and liquidity to the private markets. Today’s announcement accelerates that vision. I couldn’t be prouder of what we’ve built or more optimistic about where we’re headed.

Thank you for your dedication, resilience and belief in what Forge stands for. Together, we’re entering an exciting new chapter — one that I truly believe will define the future of private-market investing.

With gratitude and optimism,
Kelly Rodriques

Kelly Rodriques
CEO, Forge Global

Cautionary Statement Regarding Forward-Looking Statements

Information set forth herein, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between Forge Global Holdings, Inc. (the “Company”), The Charles Schwab Corporation (“Schwab”) and Ember-Falcon Merger Sub, Inc. (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Schwab, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results or developments may differ materially from those projected or implied in these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of the Company and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Schwab, and Merger Sub; the risk that the Company’s stockholders may not approve the transaction; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks related to potential litigation brought in connection with the proposed transaction; risks related to financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the proposed Merger; effects of the announcement, pendency or completion of the proposed Merger on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with suppliers and partners, and on the Company’s operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the parties to the proposed Merger or the proposed Merger.
Discussions of additional risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company is under no obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between the Company, Schwab and Merger Sub. In connection with the proposed transaction, the Company will file a proxy statement on Schedule 14A with the SEC, as well as other relevant materials regarding the transaction. Following the filing of the definitive proxy statement, the Company will mail the definitive proxy statement and a proxy card to its stockholders in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SCHWAB, THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain copies of the proxy statement (when available) as well as other filings containing information about the Company, without charge, at the SEC’s website, http://www.sec.gov.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2025, including under the headings entitled “Proposal 1 – Election of Directors,” “Proposal 2 – Non-Binding Advisory Votes to Approve the Compensation of our Named Executive Officers,” “Proposal 4 – Amendment to the 2022 Plan,” “Board of Directors and Corporate Governance,” “Executive Officers,” “Executive Compensation,” “Certain Relationships and Related Party Transactions,” “Security Ownership of Certain Beneficial Owners and Management,” and “Equity Compensation Plan Information,” in the Form 3 and Form 4 statements of beneficial ownership and statements of changes of beneficial ownership filed with the SEC by the Company’s directors and executive officers, and under the heading entitled “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2025, July 22, 2025 and September 24, 2025. Investors and security holders will be able to obtain copies of these documents (when available), without charge, at the SEC’s website, http://www.sec.gov. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

The following message was posted to the LinkedIn account of Forge on November 6, 2025.

Forge
18,142 followers
57m

Big News Today. Forge is joining forces with Charles Schwab to democratize private market access for more than 46 million investors and advisors.

Schwab is a company that has spent the last half-century innovating on behalf of investors – and they see a combination with Forge as a way to democratize access to the wealth creation opportunity in private market for clients.

Said our CEO, Kelly Rodriques: “This combination will transform how the private market works. With Schwab’s reach and Forge’s solutions, private companies will gain access to new liquidity and growth options — while investors will gain new ways to invest in the innovation economy. Together, we’re making the private market work better for everyone.”

We’re excited about what the future holds. Read more: https://lnkd.in/e4NjMbuz

33

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The following press release was released by Schwab announcing the transaction and included a quote from Mr. Rodriques.

Charles Schwab to Acquire Forge Global, Creating Premier Destination to Democratize Access to Private Markets

11/06/2025

WESTLAKE, Texas--(BUSINESS WIRE)--The Charles Schwab Corporation (Schwab) today announced it has entered into a definitive agreement to acquire Forge Global Holdings, Inc. [NYSE: FRGE] (Forge) in a transaction valued at approximately $660 million. Forge operates the premier private market platform and a leading trading marketplace through which investors have bought and sold more than $17 billion in private company shares1.

Forge offers qualified* investors a range of direct and indirect opportunities to participate in the private markets. Its combination of a direct marketplace, private company solutions, and proprietary data helps enhance private market access and transparency for qualified investors. The company also has forthcoming interval funds which are designed to broaden access to private market exposure with lower costs and reduced minimums.

“Our acquisition of Forge builds on more than half a century of Schwab innovating on behalf of individual investors, advisors and employers,” said Rick Wurster, president and chief executive officer of Charles Schwab. “Through Forge’s leading marketplace, we’re uniquely positioned to deepen liquidity, improve transparency, and further democratize access to this increasingly important source of wealth creation for investors. Schwab’s entry into this space also gives private‑share issuers more choice and liquidity for founders, employees, and early backers.”

Combining Schwab’s Industry-Leading2 Reach across 46 million Accounts with Forge’s Expertise to Redefine Private Market Access

This acquisition accelerates Schwab’s strategy to deliver private markets capabilities to retail and advisor clients, building on its expansive suite of wealth, advisory, and investment management solutions, to meet the complex needs of investors. Multi-decade industry trends and rising investor demand for broader diversification are driving sustained momentum in private markets and private wealth capital allocated to alternative asset classes is expected to grow from $4 trillion today to $13 trillion by 20323. The addition of direct access to private securities through Forge builds on our recent launch of Schwab Alternative Investments Select, a new alternative investments platform supported by a dedicated team of experts, which is now available to all eligible retail clients with more than $5 million in household assets at Schwab.

Earlier this month, Schwab announced the launch of Schwab Private Issuer Equity Services, a complete equity management solution designed to support private companies in the late stages prior to IPO. Schwab Private Issuer Equity Services makes Schwab’s decades of experience managing equity programs for the world’s largest public companies available to private company administrators looking for a partner that can scale with them.

Together, Schwab and Forge will unite private stock plan administration and liquidity access in a single, integrated ecosystem that benefits all participants. Through this acquisition, Schwab will build on Forge’s decade plus experience helping private companies deliver capital and liquidity solutions through a partnership model rooted in company approval and trusted collaboration.

Kelly Rodriques, CEO of Forge said, “This combination will transform how the private market works. With Schwab’s reach and Forge’s solutions, private companies will gain access to liquidity and new growth options from an expanded market of qualified retail investors, while investors will gain new ways to invest in the innovation economy. Together, we’re making the private markets work better for everyone.”

“Access to Schwab’s 46 million client accounts and $11.6 trillion in client assets creates a strong distribution platform for private securities,” said Wurster. “With the pool of private companies growing and remaining private for longer, a leading platform for individual investors to participate in private markets offers durable, strategic value. We expect meaningful growth in this space and believe our platform will become a go-to venue where retail investors discover new investment opportunities.”

Transaction Details

Under the terms of the agreement, Schwab will acquire all of Forge’s issued and outstanding common shares for $45 cash per Common Share. The transaction has been unanimously approved by the Boards of Directors of Schwab and Forge. The transaction is expected to close in the first half of 2026, subject to customary closing conditions, including approval by Forge’s stockholders and regulatory approvals. Forge’s two largest stockholders, Motive Capital and Deutsche Börse, have entered into agreements committing to support the transaction.

J.P. Morgan Securities, LLC served as financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal advisor to Schwab. Financial Technology Partners served as financial advisor and Morris, Nichols, Arsht & Tunnell LLP acted as legal advisor to a Special Committee of Forge’s Board of Directors. Sullivan & Cromwell LLP acted as legal advisor to Forge.

Management Conference Call

A conference call to discuss the announced transaction will be held today, November 6, 2025, at 8:30 a.m., Eastern Standard Time with Schwab President and CEO Rick Wurster and CFO Mike Verdeschi. Access via webcast is available at www.schwabevents.com/corporation.

____________________
1 Based on historical transaction data from inception through September 30, 2025.
2 As disclosed by publicly-traded peers.
3 Source: Bain & Co.

About Forge

Forge (NYSE:FRGE) is a leading provider of marketplace infrastructure, data services and technology and investment solutions for private market participants. Forge Securities LLC is a registered broker-dealer and a Member of FINRA that operates an alternative trading system. For more information, visit forgeglobal.com.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 38.0 million active brokerage accounts, 5.6 million workplace plan participant accounts, 2.2 million banking accounts, and $11.59 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and its affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor ServicesTM. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

FORWARD LOOKING STATEMENTS

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, specifically relating to timing, completion and funding of the acquisition; investor interest in private markets; plans for expansion of private market capabilities and access; competitive positioning and organic growth; and acquisition synergies, financial impact and revenue diversification.

These forward-looking statements reflect management’s beliefs, expectations and objectives as of today and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause results to differ include management’s ability to close the transaction on the anticipated terms and timing; required regulatory approvals and approval by Forge’s stockholders; disruptions to Forge’s business as a result of the announcement and pendency of the acquisition; and the ability and timeframe to integrate the business and realize the anticipated benefits. Additional risks and uncertainties that could affect future results are discussed in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (https://www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (www.sec.gov). The information in this presentation speaks only as of November 6, 2025 (or such earlier date as may be specified herein). The company makes no commitment to update any forward-looking statements.

Investors should carefully consider the investment objectives, risks, charges, and expenses before investing. The prospectus, offering document or private placement memorandum contains this and other information. It should be read carefully before investing. This is not an offer of, or a solicitation to subscribe to or purchase, securities.

*Only investors who qualify as accredited investors, qualified clients, or qualified purchasers are eligible to invest in private company securities. Investing involves risks, including loss of principal.

Private markets (e.g., private company securities) are highly illiquid and there is no guarantee that a market will develop for such securities. Each investment carries its own risks, and you should conduct your own due diligence regarding the investment, including obtaining independent professional advice.

This press release contains forward-looking statements relating to client adoption of wealth solutions, and the company’s organic growth, capital ratios and return of capital. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences are described in the company’s most recent reports on Form 10-K and Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (https://www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (https://www.sec.gov). The company makes no commitment to update any forward-looking statements.

MEDIA:
Mayura Hooper
Charles Schwab
Phone: 415-667-1525

INVESTORS/ANALYSTS:
Jeff Edwards
Charles Schwab
Phone: 817-854-6177

FORGE MEDIA
Lindsay Riddell
press@forgeglobal.com

FORGE IR:
Idalia Rodriguez, Arbor Advisory Group
ir@forgeglobal.com

Source: The Charles Schwab Corporation

Cautionary Statement Regarding Forward-Looking Statements

Information set forth herein, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between Forge Global Holdings, Inc. (the “Company”), The Charles Schwab Corporation (“Schwab”) and Ember-Falcon Merger Sub, Inc. (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Schwab, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results or developments may differ materially from those projected or implied in these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of the Company and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Schwab, and Merger Sub; the risk that the Company’s stockholders may not approve the transaction; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks related to potential litigation brought in connection with the proposed transaction; risks related to financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the proposed Merger; effects of the announcement, pendency or completion of the proposed Merger on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with suppliers and partners, and on the Company’s operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the parties to the proposed Merger or the proposed Merger.

Discussions of additional risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company is under no obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between the Company, Schwab and Merger Sub. In connection with the proposed transaction, the Company will file a proxy statement on Schedule 14A with the SEC, as well as other relevant materials regarding the transaction. Following the filing of the definitive proxy statement, the Company will mail the definitive proxy statement and a proxy card to its stockholders in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SCHWAB, THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain copies of the proxy statement (when available) as well as other filings containing information about the Company, without charge, at the SEC’s website, http://www.sec.gov.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2025, including under the headings entitled “Proposal 1 – Election of Directors,” “Proposal 2 – Non-Binding Advisory Votes to Approve the Compensation of our Named Executive Officers,” “Proposal 4 – Amendment to the 2022 Plan,” “Board of Directors and Corporate Governance,” “Executive Officers,” “Executive Compensation,” “Certain Relationships and Related Party Transactions,” “Security Ownership of Certain Beneficial Owners and Management,” and “Equity Compensation Plan Information,” in the Form 3 and Form 4 statements of beneficial ownership and statements of changes of beneficial ownership filed with the SEC by the Company’s directors and executive officers, and under the heading entitled “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2025, July 22, 2025 and September 24, 2025. Investors and security holders will be able to obtain copies of these documents (when available), without charge, at the SEC’s website, http://www.sec.gov. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.